urban-gro, Inc. Receives Nasdaq Notification of
Non-Compliance with Listing Rule 5250(c)(1)

LAFAYETTE, Colo., August 23, 2024 – urban-gro, Inc. (NASDAQ: UGRO) ("urban-gro" or the "Company"), an integrated professional services and Design-Build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and other commercial sectors, today announced that the Company received a notice (the "Notice) from The Nasdaq Stock Market LLC ("Nasdaq") on August 20, 2024, stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the "Form 10-Q"), the Company is no longer in compliance with Nasdaq listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

This notification has no immediate effect on the listing of the Company's common stock on the Nasdaq Capital Market.

As disclosed in the Current Report on Form 8-K filed by the Company on August 14, 2024, the Company’s audit committee, in consultation with the Company’s independent public accounting firm, concluded that, as a result of inadvertent errors in the accounting for deferred tax liabilities associated with historical share-purchase acquisitions made by the Company, it is appropriate to restate the Company’s previously issued financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2023 and condensed consolidated interim financial statements as of and for the fiscal periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, and March 31, 2024 in a comprehensive amended Annual Report on Form 10-K (the “Amended Form 10-K”) for the fiscal year ended December 31, 2023 with expanded financial information and other disclosures in lieu of filing separate amended annual and quarterly reports for the affected periods during the fiscal years ended December 31, 2022 and December 31, 2023 and in an amended Quarterly Report on Form 10-Q for the three months ended March 31, 2024 (the “Amended Form 10-Q”). Given the scope of the process for preparing the Amended Form 10-K and Amended Form 10-Q, the Company was unable to complete and file the Form 10-Q by the required due date of August 15, 2024. On August 14, 2024, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Form 10-Q.

The Notice states that the Company has 60 calendar days from August 20, 2024, or until October 21, 2024, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. The Company intends to file the Amended Form 10-K, the Amended Form 10-Q, and Form 10-Q as soon as practicable and, if necessary, to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may, at its discretion, grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q, or until February 18, 2025, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture ("CEA"), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision - Built. Learn more by visiting www.urban-gro.com

Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, the expected scope of the material misstatements identified in this press release and the expected timing of filing restated periodic reports and the Form 10-Q for the Company's second fiscal quarter of 2024. These and other forward-looking statements are based on the current expectations, forecasts, beliefs and assumptions of the Company's management and are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to meet the other continued listing rules of Nasdaq and whether Nasdaq exercises its discretion, if necessary, to grant an extension period based on any plan of compliance we submit. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:
Jeff Sonnek - ICR, Inc.
(720) 730-8160
investors@urban-gro.com

Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com

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